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[INTUIT LETTERHEAD]

                                                                    EXHIBIT 5.01



November 5, 1999


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Ladies and Gentlemen:

This opinion is provided in connection with a Registration Statement on Form S-4 (the "Registration Statement") to be filed by Intuit Inc. (the "Company") on or about November 5, 1999 with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of approximately 14,607,928 shares of the Company's common stock, $0.01 par value (the "Stock").

In rendering this opinion, I have examined the following:

     (1)  the Certificate of Incorporation of the Company, as amended to date;

     (2)  the Bylaws of the Company, as amended to date;

     (3) the Registration Statement, together with the Exhibits filed as a part thereof;

     (4) the prospectus and any amendments thereto, prepared in connection with the Registration Statement;

     (5) the resolutions of the Company's Board of Directors adopted at a meeting on October 6, 1999 with respect to the Registration Statement and the Stock;

     (6) the Company's records as to the number, as of November 3, 1999, of (i) outstanding shares of the Company's Common Stock, (ii) outstanding options, warrants and rights to purchase Common Stock and (iii) any additional shares of Common Stock reserved for future issuance in connection with the Company's stock option and purchase plans and all other plans, agreements or rights;

     (7) oral verification from the Company's transfer agent of the number of outstanding shares of the Company's Common Stock as November 3, 1999;

     (8) the Agreement and Plan of Merger, dated October 6, 1999, by and among Intuit, Rock Financial Corporation, Title Source, Inc., Merger Sub 1, Inc. and Merger Sub 2, Inc. (the "Merger Agreement"); and

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Securities and Exchange Commission
November 5, 1999
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     (9)  the Company's fiscal 1999 Annual Report on Form 10-K.

I have confirmed the Company's eligibility to use Form S-4. By telephone call to the offices of the Commission, counsel to the Company has also confirmed the continued effectiveness of the Company's registration under the Securities Act of 1933, as amended, and the timely filing by the Company of all reports required to be filed by the Company pursuant to Rules 13, 14 and 15 promulgated thereunder.

In rendering the opinion expressed herein, I have assumed the genuineness of all signatures, the authenticity of all documents, instruments and certificates purporting to be originals, the conformity with the original documents, instruments and certificates of all documents, instruments and certificates purporting to be copies, and the legal capacity to sign of all individuals executing documents, instruments and certificates.

As to matters of fact relevant to this opinion, I have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. I have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters. However, I are not aware of any facts that would cause me to believe that the opinions expressed herein are not accurate.

In connection with my opinion expressed herein, I have also assumed that, at or prior to the time of the delivery of any shares of Stock pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

I am a member of the Bar of the State of California, and the foregoing opinion is limited to the existing laws of the State of California, the existing General Corporation Law of the State of Delaware without reference to case law or secondary sources, and the federal laws of the United States of America.

I also call your attention to the fact that under various reports published by committees of the State Bar of California, certain assumptions, qualifications and exceptions are implicit in opinions of lawyers. Although I have expressly set forth some assumptions, qualifications and exceptions herein, I am not limiting or omitting any others set forth in the various reports or otherwise deemed standard by practice for lawyers in California.

Based upon the foregoing assumptions, understandings and qualifications, I am of the opinion that the Stock, when issued, sold and delivered in the manner and for the consideration stated in the Merger Agreement, the Registration Statement and prospectus relating thereto, as amended as of the date of such issuance, sale and delivery, will be validly issued, fully paid and non-assessable.

I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to me, if any, in the Registration Statement, the prospectus prepared in

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Securities and Exchange Commission
November 5, 1999
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connection therewith and any amendments thereto. In giving this consent, I do not admit thereby that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

This opinion speaks only as of its date and is intended solely for use as an exhibit to the Registration Statement and is not to be relied upon for any other purpose.


Very truly yours,

/s/ Catherine L. Valentine
Vice President, General Counsel and Secretary